UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2013

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. (the “Company”) was held on November 7, 2013. Holders of 51.9% of the Company's outstanding shares of common stock entitled to vote as of the record date for the meeting participated in person or by proxy.

The matters voted upon at the meeting are set forth below including the number of votes cast for, number of votes cast against or withheld, as applicable, the number of abstentions, the number of broker non-votes and other applicable votes with respect to each such matter.

(1)	Election of Directors

	For	Withheld	Broker Non-Votes
Zeev Bronfeld	27,601,792	13,281,696	7,669,054
David Aviezer, Ph.D.	35,448,889	5,434,599	7,669,054
Yoseph Shaaltiel, Ph.D.	35,449,889	5,433,599	7,669,054
Amos Bar Shalev	35,449,889	5,433,599	7,669,054
Yodfat Harel Buchris	36,240,037	4,643,451	7,669,054
Roger D. Kornberg, Ph.D.	20,477,649	20,405,839	7,669,054
Eyal Sheratzky	35,126,073	5,757,415	7,669,054

(2)	Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
35,555,681	5,298,808	28,999	7,669,054

(3)	Ratification of the appointment of Kesselman & Kesselman

For	Against	Abstain	Broker Non-Votes
48,123,804	400,767	27,971	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: November 12, 2013	By:	/s/ Yossi Maimon
	Name: Title:	Yossi Maimon Vice President and Chief Financial Officer